AMENDMENT AND EXTENSION OF PROMISSORY

NOTE AND SECURITY AGREEMENT

THIS AMENDMENT AND EXTENSION OF PROMISSORY NOTE AND SECURITY AGREEMENT (“Agreement”) is made and entered into this 10th day of February, 2012, by and between PCS EDVENTURES!.COM, INC. (“Company”) and ______________________(“Lender”).

R E C I T A L S

A.

On or about March 31, 2011, the Company issued to Lender a Promissory Note in the amount of $XXXXXX (“Note”) with the terms thereof as set forth in the Note, and requiring payment of all interest and principal due on the Note on June 29, 2011 (“Original Due Date”).  A copy of the Note is attached hereto for reference.

B.

On or about March 31, 2011, the Company also issued to Lender a Security Agreement to secure payment of the Note.  A copy of the Security Agreement is attached hereto for reference.

C.

The Note and Security Agreement were issued to Lender as part of an offering of Promissory Notes and Security Agreements to certain lenders, including Lender, in the aggregate amount of $215,000.00 from all such lenders.  As part of the offering, each lender, including Lender, was issued a Warrant entitling each lender to acquire shares of Rule 144 Restricted Common Stock of the Company, in the number set forth on the Warrant, at $ 0.15 per share, exercisable at any time within thirty-six (36) months of the date of issuance of each Warrant.

D.

The Note also provided that, at Lender’s sole option, on the due date, the Note and accrued interest could be converted to Restricted Common Stock of the Company at the same price per share as the Warrant issued.

E.

The Note and accrued interest have not been paid to date, and the Company and Lender wish to enter into this Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, it is hereby agreed as follows:

1.

Extension of Note and Security Agreement and Dates for Payment.  The Note and Security Agreement are amended to provide that the date for payment under the Note and Security Agreement is extended to May 31, 2012, when payment of the principal and then accrued interest will commence.  Lender hereby waives any default under the Note or Security Agreement that may have occurred prior to the date of this Agreement, and Lender agrees that extension of the date when payments are to commence as provided in this Agreement from the Original Due Date does not constitute default of either the Note or Security Agreement.

2.

Payments to be Made on Note.  Beginning on May 31, 2012, the Company shall make quarterly payments on the Note in the amount of $XXXXX, with each such subsequent payment in like amount made and due on the last day of the month of August and November, 2012, February, May and August of 2013.  The last payment due and payable the last day of August, 2013, shall be made in such amount to pay all remaining principal of the Note and accrued interest in full.  The principal of the Note shall continue to accrue interest at ten percent (10%) per annum until all principal and interest remaining due is paid in full on or before the last day of August, 2013.  The Company shall have the right of prepayment of the balance due or any installment payment under this Agreement.

3.

Failure to Make Installment Payment When Due.  Failure of the Company to make any of the installment payments as set forth in Paragraph 2 within thirty (30) days of the date due shall constitute default under the Note and Security Agreement.

4.

Continuation of Conversion Right.  The Lender shall continue to have the right, at Lender’s sole option, to convert and receive payment of the amount of principal and accrued interest then due under the Note and this Agreement in Restricted Common Stock of the Company, under the terms for such a conversion as set forth in the Note, at any time prior to payment of the Note and accrued interest in full as provided in this Agreement.

5.

All Other Terms Remain Effective.  All other terms and provisions of the Note and Security Agreement not amended by or inconsistent with this Agreement shall remain effective and fully binding on Lender and the Company.

6.

Warrants.  Nothing in this Agreement alters or is intended to alter the terms of the Warrants issued to Lender.

“LENDER”

PCS EDVENTURES!.COM, INC.

By: __________________________________

ROBERT GROVER

Chief Executive Officer